SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT




                           FLORIDA FINANCE GROUP INC.
                             LIBERTY FINANCE COMPANY
                    SMART CHOICE RECEIVABLES HOLDING COMPANY
                         FIRST CHOICE AUTO FINANCE, INC.
                                   Co-Borrowers


                Florida Finance Group, Inc.'s FEID No.59-2385410
                  Liberty Finance Company's FEID No. 59-2530982
         Smart Choice Receivables Holding Company's FEID No. 88-0381833
              First Choice Auto Finance, Inc.'s FEID No. 59-3231285

                               5200 S. WASHINGTON
                         TITUSVILLE, FLORIDA 32780-7316

         Address for Florida Finance Group, Inc., Liberty Finance Company and First Choice Auto Finance, Inc.

                                 P.O. BOX 50102
                             HENDERSON, NEVADA 89016
              Address for Smart Choice Receivables Holding Company


                                $100,000,000.00
                                 Amount of Loan


                                NOVEMBER 9, 1998
                                     (DATE)

                               REDISCOUNT FINANCE

                                TABLE OF CONTENTS


1.       DEFINITIONS                                        5
         1.1.     ACCOUNT DEBTOR                            5
         1.2.     AGREEMENT                                 6
         1.3.     BUSINESS DAY                              6
         1.4.     CHARGE OFFS                               6
         1.5.     CODE                                      6
         1.6.     COLLATERAL                                6
         1.7.     COLLATERAL PERFORMANCE PERCENTAGE         6
         1.8.     COLLATERAL RECOVERY RATE                  6
         1.9.     COMMONLY CONTROLLED ENTITY                6
         1.10.    COST OF GOODS SOLD                        6
         1.11.    DEFAULT                                   6
         1.12.    DISTRIBUTIONS                             6
         1.13.    ELIGIBLE INVENTORY                        6
         1.14.    ELIGIBLE RECEIVABLES                      6
         1.15.    ERISA                                     7
         1.16.    GAAP                                      7
         1.17.    GUARANTOR                                 7
         1.18.    GUARANTY AGREEMENT                        7
         1.19.    GOVERNING RATE                            7
         1.20.    INCLUDED REBATE PERCENTAGE                7
         1.21.    INCLUDED REBATES                          7
         1.22.    INDEBTEDNESS                              7
         1.23.    INVENTORY                                 7
         1.24.    INVENTORY BORROWER                        7
         1.25.    INVENTORY CREDIT FACILITY                 8
         1.26.    LEVERAGE RATIO                            8
         1.27.    LOAN DOCUMENTS                            8
         1.28.    MAXIMUM RATE                              8
         1.29.    NET INCOME                                8
         1.30.    NONPAYMENT NET RECEIVABLE REDUCTIONS      8
         1.31.    NOTE                                      8
         1.32.    PLAN                                      8
         1.33.    RECEIVABLES                               8
         1.34.    RECEIVABLES BORROWERS                     8
         1.35.    RECEIVABLES CREDIT FACILITY               8
         1.36.    REQUEST FOR ADVANCE                       8
         1.37.    SCHEDULE                                  8
         1.38.    SUBORDINATED DEBT                         8
         1.39.    TANGIBLE NET WORTH                        8

2.  LOAN                                                    8
         2.1.     AMOUNT OF LOAN                            8
         2.2.     INTEREST RATE                             9
         2.3.     PAYMENTS                                  9
         2.4.     PAYMENT DUE ON A NON-BUSINESS DAY         9
         2.5.     MANDATORY PAYMENTS                        9
         2.6.     VOLUNTARY PREPAYMENTS                     9

         2.7.     MAXIMUM INTEREST; CONTROLLING AGREEMENT   9
         2.8.     INTEREST AFTER DEFAULT                    10
         2.9.     STATEMENT OF ACCOUNT                      10
         2.10.    APPLICATION OF PAYMENTS                   11
         2.11.    ALLOCATION OF PAYMENTS                    11
         2.12.    ADVANCES TO LEAD BORROWER                 11
         2.13.    APPOINTMENT OF AGENT                      11
         2.14.    TERMINATION FEE                           12
         2.15.    INVENTORY CREDIT LINE                     12
         2.16.    RECEIVABLES CREDIT FACILITY               12

3.  SECURITY                                                12
         3.1.     SECURITY INTEREST                         12
         3.2.     FINANCING STATEMENTS AND FURTHER
                  ASSURANCES                                12
         3.3.     PLEDGE OF RECEIVABLES                     13
         3.4.     FAILURE TO DELIVER                        13
         3.5.     NOTICE OF COLLATERAL ASSIGNMENT           13
         3.6.     LOCATION OF RECEIVABLES                   13
         3.7.     RECORDS AND INSPECTIONS                   13
         3.8.     ADDITIONAL DOCUMENTS                      13
         3.9.     COLLECTION                                13
         3.10.    BLOCKED ACCOUNTS                          13
         3.11.    PROTECTION OF RECEIVABLE RECORDS          14
         3.12.    USE OF COLLECTIONS AND MODIFICATION
                  OF RECEIVABLES                            14
         3.13.    USE OF PROCEEDS                           14
         3.14.    RETURN OF COLLATERAL                      14
         3.15.    LENDER'S PAYMENT OF CLAIMS                14
         3.16     CROSS COLLATERALIZATION                   14

4.  CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES              14
         4.1.     INITIAL ADVANCE                           14
         4.2.     SUBSEQUENT ADVANCES                       15
         4.3.     ORAL REQUEST FOR ADVANCE                  16
         4.4.     ALL ADVANCES TO CONSTITUTE ONE LOAN       16
         4.5.     ADVANCES                                  16

5.  REPRESENTATIONS AND WARRANTIES OF BORROWERS AND
    GUARANTOR                                               16
         5.1.     REPRESENTATIONS AND WARRANTIES            16
         5.2.     WARRANTIES AND REPRESENTATIONS AS TO
                  ELIGIBLE RECEIVABLES                      18

6.  COVENANTS AND OTHER AGREEMENTS                          19
         6.1.     AFFIRMATIVE COVENANTS                     19
         6.2.     NEGATIVE COVENANTS                        19
         6.1.     REPORTING REQUIREMENTS AND ACCOUNTING
                  PRACTICES                                 20
         6.2.     PLEDGE OF RECEIVABLES                     20
         6.3.     ACCOUNT DEBTORS' ADDRESSES                21
         6.4.     FINANCIAL REPORTS                         21
         6.5.     FINANCIAL STATEMENTS OF GUARANTORS        21
         6.6.     NOTICE OF CHANGES                         21

7.  EVENTS OF DEFAULT AND REMEDIES                          21
         7.1.     EVENTS OF DEFAULT                         21
         7.2.     ACCELERATION OF THE INDEBTEDNESS          22
         7.3.     LOUISIANA CONFESSION OF JUDGMENT          22
         7.4.     REMEDIES                                  23
         7.5.     NO WAIVER                                 24

         7.6.     APPLICATION OF PROCEEDS                   24
         7.7.     APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT 24

8.  EXPENSES AND INDEMNITIES                                25
         8.1.     REIMBURSEMENT FOR EXPENSES                25
         8.2.     LENDER'S EXPENSES AND ATTORNEY'S FEES     25
         8.3.     GENERAL INDEMNIFICATION                   25
         9.2.     PARTICIPATIONS                            25
         9.3.     SURVIVAL OF AGREEMENTS                    26
         9.4.     NO OBLIGATION BEYOND MATURITY             26
         9.5.     PRIOR AGREEMENTS SUPERSEDED               26
         9.6.     PARTIES BOUND                             26
         9.7.     NUMBER AND GENDER                         26
         9.8.     NO THIRD PARTY BENEFICIARY                26
         9.9.     EXECUTION IN COUNTERPARTS                 26
         9.10.    SEVERABILITY OF PROVISIONS                26
         9.11.    HEADINGS                                  26
         9.12.    SCHEDULES AND EXHIBITS                    26
         9.13.    FURTHER INSTRUMENTS                       26
         9.14.    LENDER'S EXPENSES AND ATTORNEY'S FEES     26
         9.15.    GOVERNING LAW                             27
         9.16.    JURISDICTION AND VENUE                    27
         9.17.    WAIVER                                    27
         9.18.    ADVICE OF COUNSEL                         27
         9.19.    WAIVER OF RIGHT TO TRIAL BY JURY          27

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



BORROWER:                  FLORIDA FINANCE GROUP INC.
                           LIBERTY FINANCE COMPANY
                           FIRST CHOICE AUTO FINANCE, INC.

ADDRESS:                   5200 S. WASHINGTON
                           TITUSVILLE, FLORIDA 32780-7316

BORROWER:                  SMART CHOICE RECEIVABLES HOLDING COMPANY

ADDRESS:                   P. O. BOX 50102
                           HENDERSON, NV 89016

DATE:

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into on the above date between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), whose corporate address is Dial Tower, Dial Corporate Center, Phoenix, Arizona 85077 and whose Rediscount Finance Office address is 13355 Noel Road, Suite 800, Dallas, Texas 75240 and the borrowers named above (collectively referred to herein as the "Borrowers" and singularly as "Borrower"), all of whose chief executive offices are located at the above addresses (collectively referred to herein as "Borrowers' Address"), as an amendment and restatement to that certain Loan and Security Agreement, dated February 24, 1994 and that certain First Amended and Restated Loan and Security Agreement, dated February 4, 1997, and not an extinguishment of any obligations evidenced thereby. The terms and provisions set forth herein and in the other documents executed in conjunction herewith shall supersede all prior agreements.

     Each Borrower shall be separately defined as set forth in the Schedule. All representations, warranties, covenants, agreements, undertaking or other obligations of Borrowers as set forth in this Agreement and all other Loan Documents are made by each Borrower as if separately set forth for each Borrower in this Agreement and the other Loan Documents. All financial covenants and ratios set forth herein shall be applied to the Borrowers in the aggregate, except as otherwise specifically set forth in the Loan Documents.


1. DEFINITIONS

1.1. ACCOUNT DEBTOR. The term "Account Debtor" shall mean any person or persons that are an obligor in any contractual arrangement with Borrower or any co-signor in respect of any Receivable.

1.2. AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement and any amendment, modifications or extension hereof.

1.3. BUSINESS DAY The term "Business Day" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Phoenix, Arizona and New York, New York.

1.4. CHARGE OFFS. The term "Charge Offs" shall mean the amount due (including the principal balance plus all earned fees and charges) pursuant to a Receivable on the date that Borrower charges off such Receivable as uncollectible, pursuant to Borrower's policies and/or procedures.

1.5. CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6.  COLLATERAL. The term  "Collateral"  shall have the  meaning set forth in
Section 3.1. hereof.

1.7. COLLATERAL PERFORMANCE PERCENTAGE. The term "Collateral Performance Percentage" shall mean, on any date of determination, the percentage determined by the aggregate of all of the outstanding balances, including accrued interest, for all Receivables that are sixty (60) days or more past due or are otherwise ineligible Receivables divided by the aggregate of all of the outstanding balances, including accrued interest, for all Receivables.

1.8. COLLATERAL RECOVERY RATE. The term "Collateral Recovery Rate" shall mean, for any period of determination, (i) the total cash collected from all Receivables (including but not limited to all cash proceeds from charge off recoveries, with such charge off recoveries calculated at wholesale value), divided by (ii) the sum of (a) the Included Rebates plus (b) the total cash collected from all Receivables (excluding all cash proceeds from charge off recoveries) plus (c) the aggregate of all Charge Offs for that period.

1.9. COMMONLY CONTROLLED ENTITY. The term "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

     1.10. COST OF GOODS SOLD. The term "Cost of Goods Sold" shall mean, with respect to the vehicle that secures the repayment of a Receivable, the sum of
(i) the direct cost paid for such vehicle, (ii) reconditioning costs, (iii) taxes paid with respect to the sale of such vehicle, (iv) cost of registration and application for title and (v) all commissions paid by Borrower with respect to the sale of such vehicle that generated such Receivable.

1.11. DEFAULT. The term "Default" shall mean an event which with the passage of time or notice or both would constitute an Event of Default (as defined in Section 7.1).

1.12. DISTRIBUTIONS. The term "Distributions" shall mean any dividends or other distribution of earnings to Borrower's shareholders.

1.13. ELIGIBLE INVENTORY. The term "Eligible Inventory" shall mean Inventory of Borrower that are acceptable to Lender, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements (i) consist of motor vehicles available for resale to consumers, which are not obsolete or unmerchantable (ii) do not exceed the Maximum Mileage of Eligible Inventory (SCHEDULE SECTION 1.13.A.), the Maximum Age of Eligible Inventory (SCHEDULE SECTION 1.13.B.) or the Maximum Cost of Eligible Inventory (SCHEDULE
SECTION 1.13.C.); (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) is at all times subject to Lender's duly perfected, first priority security interest; (vi) is situated at a First Choice location (SCHEDULE SECTION 3.2); (v) Lender has in its possession, the certificate of title or other similar document (with all prior liens released), together with applicable assignments or other transfer documents which if file with the appropriate governmental agency could transfer such title to Borrower;
(vi) such vehicle is not purchased from an entity that has any common ownership, direct or indirect, with that of Borrower; (vi) such vehicle has not been repossessed by Borrower or any entity that has any common ownership, direct or indirect, with that of Borrower; and (vii) such vehicle not be owned by Borrower for more than the Maximum Ownership (SCHEDULE SECTION 1.3.D.)

1.14. ELIGIBLE RECEIVABLES. The term "Eligible Receivables" shall mean those Receivables of Borrower that are acceptable to Lender, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements: (i) arise from the extension of credit, the sale and delivery of a vehicle or the rendering of services in connection with such sale in the ordinary course of Borrower's business; (ii) represent a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged);
(iii) comply in all respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations; (iv) all amounts and information appearing thereon or furnished to Lender in connection therewith are true and correct and undisputed by the Account Debtor thereon or any guarantor thereof; (v) Borrower and the Account Debtor are not engaged in any litigation regarding nonpayment of the Receivable;
(vi) to the best knowledge of Borrower neither the Account Debtor thereon nor any guarantor thereof is subject to any receivership, insolvency or bankruptcy proceeding, is insolvent or has failed to meet its debts as they mature; (vii) Borrower has good and sufficient right to pledge, assign and deliver the Receivables free from all liens, claims, encumbrances or security interests whatsoever, except as granted in this Agreement; (viii) neither the Account Debtor thereon nor any guarantor thereof is employed by, related to or affiliated with Borrower; (ix) to the best knowledge of Borrower no condition exists that materially or adversely affects the value of the Receivable or jeopardizes any security therefor; (x) if the Receivable arose from the sale of goods, such goods have been delivered and accepted by the Account Debtor and are still subject to the lawful possession and control of the Account Debtor and have not been otherwise returned to or repossessed by Borrower; (xi) is not a renewal or extension of any Receivable previously ineligible hereunder; (xii) the original principal amount thereof does not exceed the Maximum Amount of an Eligible Receivable (SCHEDULE SECTION 1.14.A.) and the original term thereof does not exceed the Maximum Term of an Eligible Receivable (SCHEDULE SECTION 1.14.B.); (xiii) meets the Eligibility Test and has been reported to Lender in compliance with the Aging Procedures (SCHEDULE SECTION 1.14.C.); (xiv) is not evidenced by a judgment or has not been reduced to judgment; (xv) is not an open account; (xvi) is evidenced by a written payment agreement, bearing interest or containing a time price differential, which has been executed by the Account Debtor; (xvii) the Account Debtor thereunder is a legal resident of the United States; (xviii) payments under the Receivable are to be made in United States dollars; (xix) the number of days between contractual payment dates of the Receivable does not exceed thirty-one (31) days, and (xxi) with respect to the Receivable, Lender has in Lender's possession the original contract or agreement that evidences the primary payment obligation of the Account Debtor and the original certificate of title or other evidence of title, pursuant to applicable law, or evidence that such certificate of title or other evidence has been properly applied for with the proper state agency or department for the issuance of such certificate or other evidence, satisfactory in form and substance to Lender.

1.15. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16. GAAP. The term "GAAP" shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

1.17. GUARANTOR. The term "Guarantor" shall mean any person or persons who execute a guaranty agreement in favor of Lender guaranteeing the repayment of the Borrower's Indebtedness to Lender (SCHEDULE SECTION 1.17).

1.18. GUARANTY AGREEMENT. The term "Guaranty Agreement" shall mean that certain agreement executed by the Guarantor, in a form and substance approved by Lender.

1.19. GOVERNING RATE. The term "Governing Rate" shall mean the "Prime" rate publicly announced by Citibank N.A., New York, New York (or such other "money center" bank as Lender, in its sole discretion, may select from time to time, but shall not be more than the highest rate of the five largest banks in the Continental United States as their respective corporate base, reference, prime or similar benchmark rate), provided however, that such rate may not be the lowest rate charged to such bank's customers.

1.20. INCLUDED REBATE PERCENTAGE. The term "Included Rebate Percentage" shall mean, for any period of determination, the percentage determined by dividing (i) the aggregate of all Charge Offs for that period, by (ii) the Nonpayment Net Receivable Reductions for that period.

1.21. INCLUDED REBATES. The term "Included Rebates" shall mean, for any period of determination, (i) the aggregate of all rebates of interest for that period, multiplied by (ii) the Included Rebate Percentage.

1.22. INDEBTEDNESS. The term "Indebtedness" shall mean all amounts advanced hereunder by Lender to Borrower together with all other amounts owing or becoming owing to Lender by Borrower, direct or indirect, absolute or contingent, now or hereafter existing, whether pursuant to the terms of this Agreement or any document or instrument evidencing or securing the transaction contemplated hereby.

1.23. INVENTORY. The term "Inventory" shall mean all of Borrower's now owned and hereafter acquired motor vehicles, wherever located, held for sale to consumer, that are not vehicles primarily used for a commercial purpose or for a off-road purpose and all documents of title or other documents representing ownership of such assets.

1.24. INVENTORY BORROWER. The term "Inventory Borrower" shall mean First Choice Auto Finance, Inc..

1.25. INVENTORY CREDIT FACILITY. The term "Inventory Credit Facility" shall mean the credit facility as set forth in Section 2.15.

1.26. LEVERAGE RATIO. The term "Leverage Ratio" shall mean, at any date of determination, total liabilities of Borrower, including the outstanding balance of the Indebtedness, less the outstanding balance due pursuant to all Subordinated Debt, divided by the sum of the amount of Borrower's Tangible Net Worth plus the outstanding balance due pursuant to all Subordinated Debt.

1.27. LOAN DOCUMENTS. The term "Loan Documents" shall mean this Agreement, the Note, the Schedule, the Guaranty, Subordination Agreements, Agency and Custodian Agreements and all other documents executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements of such documents.

1.28. MAXIMUM RATE. The term "Maximum Rate" shall mean the highest lawful and nonusurious rate of interest applicable to the Note made and delivered by Borrower to Lender in connection herewith, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Note and the Indebtedness under the laws of the United States and the laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such laws, that may be hereafter in effect and that allow a higher maximum nonusurious and lawful interest rate than would any applicable laws now allow.

1.29. NET INCOME. The term "Net Income" shall mean with respect to any fiscal period, the net earnings of Borrower (excluding all extraordinary gains or nonrecurring income) before provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statements of Borrower supplied to Lender pursuant to Sections 5.4(A) and 5.4(B) hereof.

1.30. NONPAYMENT NET RECEIVABLE REDUCTIONS. The term "Nonpayment Net Receivable Reductions" shall mean, for any period of determination, the sum of (i) the aggregate of all Charge Offs for that period, plus (ii) the aggregate of all net refinanced balances of Receivables for that period.

1.31. NOTE. The term "Note" shall mean the promissory note of even date herewith, and all renewals, extensions, or modifications executed by Borrower and payable to the order of Lender.

1.32. PLAN. The term "Plan" shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or a Commonly Controlled Entity is an "Employer" as defined in Section 3(5) of ERISA.

1.33. RECEIVABLES. The term "Receivables" shall mean all accounts of Borrower and any other right of Borrower to receive payment, including, without limitation, all loans, extensions of credit or Borrower's right to payment for goods sold or services rendered by Borrower.

1.34. RECEIVABLES BORROWERS. The term " Receivables Borrowers" shall mean, collectively, Florida Finance Group, Inc., Liberty Finance Company and Smart Choice Receivables Holding Company.

1.35. RECEIVABLES CREDIT FACILITY. The term "Receivables Credit Facility" shall mean the credit facility as set forth in Section 2.16.

1.36. REQUEST FOR ADVANCE. The term "Request for Advance" shall mean a written request for an advance in the form of Exhibit "A" attached hereto and made a part hereof.

1.37. SCHEDULE. The term "Schedule" shall mean the schedule executed in conjunction with this Agreement of even date herewith, as may be amended from time to time, upon written agreement of Lender and Borrower.

1.38. SUBORDINATED DEBT. The term "Subordinated Debt" shall mean the aggregate amount of any indebtedness of Borrower to persons other than Lender that by its terms is subordinated to the prior payment in full of the Indebtedness pursuant to a subordination and standstill agreement, in a form and substance satisfactory to Lender, entered into by all holders of Subordinated Debt.

1.39. TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean, at any time of determination, the shareholder's equity of Borrower determined in accordance with GAAP minus the aggregate amount of all intangible assets and all assets consisting of obligations due to Borrower from shareholders, directors, officers, or any affiliate of Borrower or any Guarantor hereunder.

2.    LOAN

2.1. AMOUNT OF LOAN. Subject to the terms, covenants and conditions hereinafter set forth, Lender agrees upon the Borrower's request from time to time, until the Maturity Date, to make advances to Borrower (collectively, the "Loan"), in an aggregate amount not to exceed at any time outstanding the lesser of the following: (i) the Amount of Revolving Credit Line (Schedule Section 2.1.A.) or
(ii) the sum of (a) the Availability on Eligible Receivables (Schedule Section 2.1.B.), (b) the Availability on Eligible Inventory (Schedule Section 2.1. C.). Within the limits of this Section 2.1, Borrower may borrow, repay and reborrow the advances. The Loan shall be evidenced by the Note.

2.2. INTEREST RATE. The outstanding principal balance of Loan shall bear interest at the Stated Interest Rate (Schedule Section 2.2). If Lender is ever prevented from charging or collecting interest at the rate set forth in Stated Interest Rate Section (i) because interest at such rate would exceed interest at the Maximum Rate, then the rate set forth in Stated Interest Rate Section (i) shall continue to be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectable had interest at the rate set forth in Stated Interest Rate Section (i) always been lawfully chargeable and collectible. As the Governing Rate changes, the rate set forth in Stated
Interest Rate Section (i) shall be increased or decreased (subject to the Maximum Rate) on the first day of each calendar month to correspond with the change in the Governing Rate then in effect and shall remain fixed at such rate until the first day of the next succeeding calendar month, notwithstanding fluctuations in the Governing Rate during the month. All changes in the Governing Rate shall be made without notice to Borrower. The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

2.3. PAYMENTS. All payments made by mail or other physical delivery methods to Lender shall be payable at FINOVA Capital Corporation, File No. 96425, P. O. Box 1067, Charlotte, NC 28201-1067. All payments made by wire transfer or other method of electronic transfer methods to Lender shall be payable to FINOVA Capital Corporation, Citibank, New York, New York, ABA# 021
000  089,  Account  Name:  FINOVA  Capital  Corp.,  Account  Number:  4068-0485,
Reference: Rediscount Finance, ZQX(Client Acct. #XXX )ZQX.) All payments received pursuant to this Agreement by wire transfer or other electronic transfer method, where immediate credit occurs, shall be applied to Borrower's Indebtedness on the Business Day of actual receipt of such payment by Lender's depository bank, payments received by any other method shall be applied to Borrower's Indebtedness three (3) Business Days after the actual receipt of such payment by Lender's depository bank if such payment is credited to Lender's account. The Indebtedness shall be due and payable as follows:

A. Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable, in arrears, on or before the fifteenth (15th) day of the immediately succeeding calendar month.

     B. Costs, fees and expenses payable pursuant to this Agreement shall be due and payable by Borrower to Lender or to such other person(s) designated by Lender in writing on demand; and

C. The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date (Schedule Section 2.3.).

2.4. PAYMENT DUE ON A NON-BUSINESS DAY. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

2.5. MANDATORY PAYMENTS. Provided that Borrower is not otherwise in Default hereunder, if at any time the amount advanced by Lender to Borrower exceeds the maximum amount of the Loan allowed pursuant to Section 2.1, Borrower shall immediately and without notice, repay to Lender an amount sufficient to eliminate such excess, or, at Lender's option, assign and deliver additional Eligible Receivables sufficient for such purpose. In the event Borrower sells, transfers, assigns or otherwise disposes of all or any portion of its Receivables, other than in the ordinary course of business, Borrower shall apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Indebtedness.

2.6 VOLUNTARY PREPAYMENTS. Borrower may, at its option, voluntarily prepay the Indebtedness in full at any time and request a termination of Lender's security interest in the collateral, provided, however, that Borrower has given Lender ninety (90) days written notice of any such intention to prepay the Indebtedness in full, Borrower requests Lender to terminate its security interest in the Collateral and as liquidated damages, not as a penalty, pays to Lender the amount of liquidated damages ("Liquidated Damages") (Schedule Section 2.6). Borrower may not make such prepayment prior to the expiration of such ninety
(90) day period. Upon written notice of Borrower's intent to prepay the Indebtedness in full, the commitment by Lender to advance funds to Borrower and all the obligations of Lender shall terminate on the expiration of said ninety
(90) day notice period, and the entire amount of the Indebtedness shall be due and payable on such date.

2.7. MAXIMUM INTEREST; CONTROLLING AGREEMENT. The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the
Note in accordance with the provisions of the Note and this Agreement; (ii) interest after Event of Default or due date, calculated and applied to the amounts due under the Note in accordance with the provisions thereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

     All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

     It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by the Loan Documents is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

2.8 INTEREST AFTER DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is greater of (not to exceed the Maximum Rate): (i) the four percent (4%) in excess of the highest Stated Interest Rate which would otherwise be applicable thereto pursuant to the Schedule (Schedule Section 2.2), or (ii) sixteen percent (16%).

2.9 STATEMENT OF ACCOUNT. Lender shall provide Borrower, each month, with a statement of Borrower's account, prepared from Lender's records, which shall conclusively be deemed correct and accepted by Borrower, unless Borrower gives Lender a written statement of exceptions within thirty (30) days after receipt of such statement.

2.10. APPLICATION OF PAYMENTS. The amount of all payments or amounts received by Lender with respect to the Indebtedness shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Interest After Default; (ii) then, to any late fees, overdue risk assessments, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Indebtedness; provided, however, while a Default exists under the Loan Documents, each payment hereunder shall be applied to amounts owed to Lender by Borrower as Lender it is sole discretion may determine. In calculating interest and applying payments as set forth above; (a) interest shall be calculated and collected through the date a payment is actually applied by Lender under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the outstanding balance of the Indebtedness as Lender, in its sole discretion, deems appropriate under the circumstances.

2.11. ALLOCATION OF PAYMENTS. All payments and collections shall be deemed to be comprised of a pro rata remittance or payment made by each Borrower, based upon the proportion that the Eligible Receivables of each Borrower bears to the aggregate of all Eligible Receivables of the Borrowers, as of the date on which such remittance or payment is received by Lender. In the event such remittance or payment shall be made by the Lead Borrower, acting as agent or trustee for the other Borrowers, each Borrower shall be deemed to have made their proportionate amount of such remittance or payment to Lender by and through such agent or trustee.

2.12 ADVANCES TO LEAD BORROWER. Borrower does hereby irrevocably agree that in the event Lender makes advances to Lead Borrower, as agent or trustee for each of Borrower, as contemplated in Section 2.13, each such advance shall be deemed to be made to each Borrower based upon a proportion that each Borrower's Eligible Receivables bear to the aggregate of all Eligible Receivables of Borrower, notwithstanding any subsequent disbursement of said advance by the Lead Borrower, acting as agent or trustee for the Borrowers. In the event that the actual advances, direct or indirect, received by Lead Borrower or any other Borrower or the balance due to Lender as shown in the records of any Borrower shall be disproportionate when compared to the proportion of the Eligible Receivables of each Borrower, whether by way of subsequent disbursements by Lead Borrower, acting as agent or trustee, by way of Lender electing to make advances to each Borrower, as contemplated in Section 2.13 or otherwise, such disproportionalities shall be deemed to have occurred by virtue of loans made between and among Borrowers.

2.13. APPOINTMENT OF AGENT. Lender agrees that, in the sole discretion of Lender, Borrower may, by written notice to Lender, designate a Lead Borrower to receive advances from Lender, make payments to Lender, communicate with Lender and generally represent the interests of the Borrowers with respect to the subject matter of this Agreement; notwithstanding the foregoing, Lender may, at its sole discretion and upon notice to each of the Borrowers, make advances directly to each of the Borrowers, require that payments due hereunder be made to Lender by each of the Borrowers, require each of the Borrowers to communicate directly with Lender, for its own account, and generally deal independently and separately with each of the Borrowers. Until so notified by Lender, each of the Borrowers hereby agree that any and all funds advanced by Lender pursuant to the terms of this Agreement, shall be advanced to the Lead Borrower and may be deposited or transferred into the general corporate account of Lead Borrower, as agent and/or trustee for Borrowers. Lead Borrower hereby agrees to keep detailed and accurate records of all such disbursements made to any other Borrowers. Lead Borrower hereby agrees to keep detailed and accurate records of all loans and dealings between or among Lead Borrower and the other Borrowers. Borrowers agree to furnish copies of such records to Lender upon request. Each Borrower, other than the Lead Borrower hereby irrevocably makes, constitutes, designates and appoints Lead Borrower as its agent and/or trustee with full power to receive all notices, request all Advances hereunder and to deal generally with Lender as agent and/or trustee for the Borrowers and Lead Borrower is hereby granted full power and authority to bind the Borrowers in respect of any term, condition, covenant or undertaking embraced in this Agreement. Lender may, without liability or responsibility to the Borrowers rely upon the instructions or other communications of Lead Borrower on behalf of each of the Borrowers in connection with any notifications, requests or communications required or permitted to be given hereunder with the same force and effect as if actually given by each Borrower; each Borrower hereby agrees to indemnify and hold Lender harmless from and against any liability, claim, suit, action, penalty, fine or damage arising out of or incurred in connection with Lender's reliance upon communications from Lead Borrower on behalf of the Borrowers. It is specifically understood and agreed that any Advance made hereunder by Lender to Lead Borrower shall be considered and treated as an Advance to the Borrowers and each Borrower shall be jointly and severally liable therefor.

2.14. TERMINATION FEE. Borrower agrees to pay Lender a Termination Fee (Schedule 2.14) upon the termination of the credit facility evidenced by the Loan Documents. This Termination Fee shall be due and payable together with the payment in full of the outstanding balance of the Indebtedness, whether by a voluntary prepayment in full by Borrower together with a request for Lender to terminate Lender's security interest in the Collateral, the acceleration of the outstanding balance of the Indebtedness upon an Event of Default or upon the expiration of the term hereof, as such term may be extended from time to time. This Termination Fee shall be included as an Additional Sum as defined in
Section 2.7 of the Agreement.

2.15. INVENTORY CREDIT LINE. The Inventory Credit Line shall be that portion of the Amount of the Revolving Credit Line, that shall not exceed the Availability on Eligible Inventory. Advances pursuant to the Inventory Credit Line shall only be made directly to First Choice, based upon the Eligible Inventory of First Choice.

     The Stated Interest Rate applicable to the that portion of the outstanding balance of the Indebtedness applicable to the Inventory Credit Line shall be at the Inventory Stated Interest Rate (Schedule Section 2.2.). The Receivables owned or held by First Choice shall not be eligible Receivables hereunder and the Inventory owned or held by the Receivables Borrowers shall not be eligible Inventory hereunder.

     Inventory Borrower shall provide Lender such reporting and information as requested by Lender with respect to all Inventory, including but not limited to the reports and information set forth in Section 6.4.A. Notwithstanding any provision contained in the Loan Documents to the contrary, in addition to all other audit costs and expenses due and payable hereunder, Inventory Borrower shall reimburse Lender for all of Lender's expenses with respect to the audit or checks with respect to Inventory, as required by Lender.

2.18 RECEIVABLES CREDIT FACILITY. The Receivables Credit Facility shall be that portion of the Amount of the Revolving Credit Line, that shall not exceed the Availability on Eligible Receivables. Advances pursuant to the Receivables Credit Facility shall only be made directly to the Lead Lender or any of the Receivable Borrowers, pursuant to the terms of the Loan Documents, based upon the Eligible Receivables of the Receivable Borrowers.

     The Stated Interest Rate applicable to the that portion of the outstanding balance of the Indebtedness applicable to the Receivables Credit Facility shall be at the Receivables Stated Interest Rate (Schedule Section 2.2.).

3.  SECURITY

3.1. SECURITY INTEREST. To secure the prompt payment to Lender of the Indebtedness and any and all other obligations now existing or hereinafter arising owed by Borrower to Lender, Borrower hereby irrevocably grants to Lender a first and continuing security interest in the following property and interests in property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

A. All Receivables and all accounts, chattel paper, instruments, contract rights and general intangibles, all of Borrower's right, remedies, security, liens, guaranties, or other contracts of suretyship with respect thereto, all deposits or other security or support for the obligation of any Account Debtor thereunder and credit and other insurance acquired by Account Debtor or the Borrower in connection therewith.

B. All Inventory, new or used, including, but not limited to parts and accessories;

C. All bank accounts of Borrower;

D. All monies, securities and property, now or hereafter held, received by, or entrusted to, in the possession or under the control of Lender or a bailee of Lender;

E. All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies referenced in Section 3.1.A above (including but not limited to claims paid and premium refunds); and

F. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrower evidencing or containing information regarding any of the foregoing.

3.2. FINANCING STATEMENTS AND FURTHER ASSURANCES. Borrower hereby agrees to execute UCC-1 Financing Statements, in the form and substance of Exhibit "B" hereto, and any other instruments or documents reasonably necessary to evidence, preserve or protect Lender's security interest in the Collateral. Borrower agrees that financing statements shall be filed covering all of Borrower's locations (Schedule Section 3.2.).

   Upon Lender's request, Borrower agrees to deliver to Lender, at such places as Lender may reasonably designate, schedules executed by Borrower, listing the Receivables and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Receivable and the amount of the deferred installments thereof falling due each month. These schedules shall be in form and tenor satisfactory to or supplied by Lender. All schedules delivered and Collateral pledged to Lender shall be assigned to Lender pursuant to the "Schedule of Receivables and Assignment" in the form and substance of Exhibit "E" attached hereto. Borrower further warrants and agrees that in each case where the terms of any Receivable require the Borrower or the Account Debtor named in such Receivable to place or carry fire insurance or other insurance in respect of the merchandise or property to which such Receivable relates, the Borrower shall or shall cause the Account Debtor to maintain such insurance until the full amount of such Receivable is collected and if not, Lender, at its option, may place and maintain such insurance, charging the cost thereof to Borrower.

3.3. PLEDGE OF RECEIVABLES. Borrower hereby agrees to pledge all Receivables and, if so requested by Lender, Borrower shall deliver to Lender all documents evidencing Receivables of Borrower, no less often than on the twentieth (20th) day of each calendar month during the term of this Agreement, together with the Schedule of Receivables and Assignment, as set forth in Section 3.2 hereof.

3.4. FAILURE TO DELIVER. Failure to deliver physical possession of any instruments, documents or writings in respect of any Receivable to Lender shall not invalidate Lender's security interest therein. To the extent that possession may be required by applicable law for the perfection of Lender's security interest, the original chattel paper and instruments representing the Receivables shall be deemed to be held by Lender, although kept by the Borrower as the custodial agent of Lender.

3.5. NOTICE OF COLLATERAL ASSIGNMENT. All contracts, documents or instruments representing or evidencing a Receivable shall contain (by way of stamp or other method reasonably satisfactory to Lender) the following language: "Pledged to FINOVA Capital Corporation as Collateral".

3.6. LOCATION OF RECEIVABLES. Borrower shall, at any reasonable time and at Borrower's own expense, upon Lender's request, physically deliver to Lender all Receivables (including any instruments, documents or writings in respect of any Receivable together with all instruments, documents or writings in respect of any collateral securing each Receivable) assigned to Lender to any reasonable place or places designated by Lender. All Receivables shall, regardless of their location, be deemed to be under Lender's dominion and control (with files so labeled) and deemed to be in Lender's possession.

3.7 RECORDS AND INSPECTIONS. Borrower shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations (Schedule Section 3.2.). Lender by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, upon reasonable prior notice, at any reasonable time or times during regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement.

3.8. ADDITIONAL DOCUMENTS. Borrower hereby agrees to execute any additional documents or financing statements which Lender deems necessary in its reasonable discretion in order to evidence Lender's security interest in the Collateral. Borrower shall not allow any financing statement or notice of assignment of accounts receivable, other than those executed in connection with this Agreement, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender.

3.9. COLLECTION. Borrower agrees at its own expense to promptly and diligently collect each installment of all Receivables in trust for the exclusive account of Lender, to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower or its agents and to faithfully account therefor to Lender. During the continuance of any Event of Default, Lender expressly retains the unqualified right at any time it so elects to take over the collection of the Receivables.

3.10. BLOCKED ACCOUNTS. At Lender's request, any checks, notes, drafts or any other payment upon and/or proceeds of the Collateral received by Borrower (or any subsidiaries, divisions, affiliates, proprietorships, shareholders, directors, officers, employees, agents or those persons acting for or in concert with Borrower), shall no later than the next Business Day following receipt thereof, be delivered to Lender, at Lender's address set forth above, for application on account of the Indebtedness and shall be reflected in the Statement of Account as provided in Section 2.9 herein, until such time as Lender has established a depository account at a bank for the deposit of such payments, made arrangements for such deposits to be transferred to Lender daily and thereafter established a lock-box arrangement or otherwise. Borrower shall
(i) deposit or cause all Items, as defined below, to be deposited in the special account so established by Lender or transfer all Items to Lender for application on account of the Indebtedness and to be reflected in the Statement of Account as provided in Section 2.9 herein and (ii) maintain copies of all checks or other items of payment and deposit slips related thereto, together with a collection report in a form satisfactory to Lender. All cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Receivables (collectively "Items") by or for the account of Borrower shall be the sole and exclusive property of Lender immediately upon the earlier of the receipt of such Items by Lender or the receipt of such Items by Borrower; provided, however, that no such Item received by Lender shall constitute payment to Lender and be applied to reduce the Indebtedness until the later of: (i) three (3) Business Days from collection of such Item by Lender's depository bank, or (ii) such Item being actually collected by Lender's depository bank and such collection being credited to Lender's account. Notwithstanding anything to the contrary herein, all such items of payment shall be deemed not received if the same is subsequently dishonored or not duly credited to Lender's depository account for any reason whatsoever.

3.11. PROTECTION OF RECEIVABLE RECORDS. Borrower hereby agrees to take the following protective actions to prevent destruction of Borrower's Collateral and records pertaining to such Collateral: (i) if Borrower maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Receivables and all other matters relating to the Collateral shall be placed in an off site safety deposit box (and Lender shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, Borrower agrees to create a tape or diskette "back-up" of the computerized information and upon the request of Lender, provide Lender with a tape or diskette copy of such "back-up" information.

3.12. USE OF COLLECTIONS AND MODIFICATION OF RECEIVABLES. Provided that Lender has not required that Borrower remit all collections or proceeds of Collateral to Lender, Borrower may use or dispose of the funds received on the Receivables in the ordinary course of business (including returned or repossessed goods); and unless an Event of Default is continuing, Borrower may collect or compromise accounts or obligations and accept returned goods or make repossessions, as Borrower shall determine based upon its reasonable discretion.

3.13. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan as a distribution to Borrower's shareholder, provided such distribution does not create a Default hereunder, for such shareholder to effect the acquisitions contemplated to occur on or about the date of this Agreement (as previously disclosed to Lender), in the ordinary course of business, in its operations for costs incurred in the creation or purchasing of Receivables, or for payments to Lender hereunder.

3.14. RETURN OF COLLATERAL. Upon the payment in full or renewal of any Receivable to which the written documents evidencing such Receivable are held by Lender, Borrower shall submit all requests for the return of such documents pursuant to the "Request For Return of Collateral" form, a copy of which is attached hereto as Exhibit "C".

3.15. LENDER'S PAYMENT OF CLAIMS. Lender may, in its sole discretion, discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any person against the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrower to Lender and shall be a part of the Indebtedness.

3.16 CROSS COLLATERALIZATION. Each Borrower agrees that the Collateral of each Borrower pledged hereunder shall secure all of the obligations of the Borrowers to Lender hereunder. Upon and after an Event of Default by any Borrower, Lender may pursue all rights and remedies it may have against all or any part of the Collateral regardless of the status of legal title to such Collateral. Each Borrower hereby acknowledges that this Cross Collateralization of their Collateral is in consideration of Lender's extending the credit hereunder and mutually beneficial to each Borrower.

4.   CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES

4.1. INITIAL ADVANCE. The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions prior to the initial advance hereunder:

A. Loan  Documents.  Lender  shall  have  received  each of the  following  Loan
Documents: (i) this Loan and Security Agreement executed by the respective parties; (ii) Schedule to Loan and Security Agreement executed by the respective parties; (iii) the Note executed by Borrower; (iv) Guaranty Agreement executed by the respective Guarantors; (v) such Blocked Account or Dominion Account agreements as it shall determine; and (vi) such other documents, instruments and agreements in connection herewith as Lender shall reasonably require, executed, certified and/or acknowledged by such parties as Lender shall designate;

B. Terminations by Existing Lender. Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the Collateral in form and substance satisfactory to Lender in its sole discretion;

C. Charter Documents. Lender shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or Assistant Secretary of Borrower;

D. Good Standing. Lender shall have received a certificate of corporate status with respect to Borrower and each corporate Guarantor, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower and such Guarantor, which certificate shall indicate that Borrower and such Guarantor are in good standing in such state;

E. Foreign Qualification. Lender shall have received certificates of corporate status with respect to Borrower and each corporate Guarantor, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

F. Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Secretary or Assistant Secretary of Borrower and each corporate Guarantor attesting to (i) the adoption of resolutions of each respective Board of Directors authorizing the borrowing of money from Lender or the guaranty of the Indebtedness, as the case may be, and execution and delivery of this Agreement and the other Loan Documents to which Borrower and Guarantor are a party, and authorizing specific officers of Borrower and Guarantor to execute same, and (ii) the authenticity of original specimen signatures of such officers;

G. Initial Availability Report. Lender shall have received an Availability Report from Borrower executed by an authorized corporate officer of Borrower;

H. Property Insurance. If applicable, Lender shall have received the insurance certificates and certified copies of policies required herein, along with a Lender's Loss Payable Endorsement naming Lender as sole loss payee, all in form and substance satisfactory to Lender and its counsel;

I. Searches; Certificates of Title. Lender shall have received searches reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender;

J. Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

K. Opinion of Counsel. Lender shall have received an opinion of Borrower's counsel covering such matters as Lender shall determine in its sole discretion;

L. Solvency Certificate. If requested by Lender, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on Lender's standard form;

M. Blocked and Pledged Accounts. If applicable, the Blocked Account and/or Pledged Account referred to in Section 3.10 hereof shall have been established to the satisfaction of Lender in its sole discretion; and

N. Warrants  Agreement.   A  signed  warrants  agreement  executed  by  Eckler
Industries, Inc.

O. Voting Agreement. All of the voting rights with respect to the stock in Eckler Industries, Inc. owned or held by Gerald C. Parker and Thomas Conlan, directly or indirectly, shall be held by Gary Smith pursuant to a certain Voting Agreement, in a form and substance acceptable to Lender.

P. Stock Exchange Agreement. Borrowers' shareholders have completed and closed all matters with respect to a stock exchange agreement with Smart Choice Automotive Holdings, Inc. ("Holdings"), wherein all of the ownership of Borrower is held by Holdings, in a form and substance satisfactory to Lender.

Q. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to Lender and its counsel.

4.2. SUBSEQUENT ADVANCES. The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Default or Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business subsequent to the immediately preceding advance hereunder, operations, financial condition, or assets or in the prospect of repayment of the Indebtedness; (d) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request; and (e) Borrower shall submit to Lender a completed Request for Advance Report in the form and substance of Exhibit "A" attached hereto, on the date such advance is requested or shall have complied with the provisions concerning oral advances hereunder as set forth in Section 4.3 hereof.

4.3. ORAL REQUEST FOR ADVANCE. All oral requests for advances shall be made only by an authorized agent of Borrower designated by or acting under the authority of a resolution of the Board of Directors of Borrower, a duly certified or executed copy of which shall be furnished to Lender prior to any oral request. Lender shall be entitled to rely upon such authorization until written notice to the contrary is received by Lender. Borrower covenants and agrees to furnish to Lender written confirmation of any such oral request within two (2) days after such oral request, in a form set forth on Exhibit "A" attached hereto and incorporated herein, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this Agreement and any other documents or instruments executed in connection herewith irrespective of any failure by Borrower to furnish such written confirmation. Any loan or advance shall be conclusively presumed to have been made under the terms of this Agreement, to or for the benefit of Borrower, when made pursuant to the terms of any written agreement executed in connection herewith; or in accordance with such requests and directions; or when an advance is deposited to the credit of the account of any person or persons, corporation or corporations comprising Borrower, regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account or regardless of the fact that the advance was not made or deposited for the benefit of all persons or corporations comprising Borrower.

4.4 ALL ADVANCES TO CONSTITUTE ONE LOAN. All evidences of credit, loans and advances made by Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Lender's security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Borrower to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and any other such documents and instruments.

4.5 ADVANCES. Lender shall have the right in Lender's discretion, subject to availability hereunder on behalf of and without notice to Borrower, to make and use advances to pay Lender for any amounts due to Lender pursuant to this Agreement or otherwise, to cure any default hereunder, notwithstanding the expiration of any applicable cure period.

5.   REPRESENTATIONS AND WARRANTIES OF BORROWERS AND GUARANTOR.

5.1 REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor hereby continuously represent and warrant to Lender as follows:

A. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where the failure to be so qualified would have a material adverse effect on Borrower or its assets or business, has all necessary corporate power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

Simultaneously, with the execution of this Agreement, all of the outstanding stock of Borrower shall be owned by Smart Choice Holdings, Inc.

All of the outstanding stock of Borrower's sole shareholder, Smart Choice Holdings, Inc. is owned by Eckler Industries, Inc.;

B. Borrower operates its business only under the assumed names (Schedule Section 5.1.) and has not used any other assumed name for the operation of its business activities for the previous seven (7) years.

C. Borrower has all requisite corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency and other such laws affecting creditors' rights generally, and by general equitable principles.

D. Each Guarantor is competent to enter into this Agreement and the Guaranty and to perform all of Guarantor's obligations thereunder.

E. The execution, delivery and performance by Borrower of this Agreement does not and shall not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; (ii) violate any provision of its Articles of Incorporation or Bylaws; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its assets or properties may be bound or affected; and Borrower is not in default of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

F. No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Borrower for the valid consummation of the transactions contemplated by this Agreement.

G. No event has occurred and is continuing which constitutes a Default or an Event of Default, as defined in this Agreement. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting Borrower before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any material adverse effect on the businesses, assets, properties or financial conditions of Borrower or Guarantor.

H. Borrower and/or Guarantor are not in default in the payment of any taxes levied or assessed against either of them or any of their assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

I. Borrower and Guarantor have good and marketable title to their assets and properties as reflected in their financial statements furnished to Lender.

J. Each of the financial statements furnished to Lender by the Borrower and Guarantor was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof in all material respects; and each hereby certifies that there have been no material adverse changes in their condition, financial or otherwise, since the date of such statements, and there are no contingent liabilities not provided for or disclosed in such statements.

K. Neither this Agreement, any Availability Report or any statement or document referred to herein or delivered to Lender by Borrower and/or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

L. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except those of Lender and except where such liens, claims, charges, security interests and encumbrances are removed contemporaneously with the execution of this Agreement or are subordinate to those of Lender, in a form and substance acceptable to Lender.

M. All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of Borrower and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; Borrower has no knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Account Debtor on the books and records of Borrower shall reflect the amounts of and dates on which said payments were actually made.

N. Borrower has places of business only at the locations (Schedule Section 3.2.). Borrower shall not begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrower's principal place of business without first notifying Lender.

O. The present value of all benefits vested under all Plans of Borrower or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

P. The liability to which Borrower or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if Borrower or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi-employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of Twenty Five Thousand Dollars ($25,000.00);

Q. Borrower is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of Borrower have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

R. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

S. Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information.

T. To the best of Borrower's knowledge, the land and improvements owned or leased by Borrower for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

U. Borrower is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Borrower's assets, at fair saleable valuation, exceeds the sum of its liabilities. Borrower shall not be rendered insolvent by the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and the capital remaining in Borrower is not now and shall not foreseeably become unreasonably small to permit Borrower to carry on its business and transactions and all businesses and transactions in which it is about to engage. Borrower does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

V. Lender has a perfected security interest in favor of Lender in all of Borrower's right, title and interest in the Collateral (subject to physical possession of instruments, if any, and endorsements of title respecting titled Collateral, if such endorsements of title are necessary for perfection of such security interest), prior and superior to any other security interest or lien, except any statutory or constitutional lien for taxes not yet due and payable.

W. There are no material actions, suits or proceedings pending, or, to Borrower's knowledge, threatened against or affecting the assets of Borrower or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. Neither Borrower nor Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of Borrower or Guarantor.

5.2. WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE RECEIVABLES. With respect to Eligible Receivables, Borrower and Guarantor continuously warrant and represent to Lender that during the term of this Agreement and so long as any of the Indebtedness remains unpaid: (i) in determining which Receivables are "Eligible Receivables," Lender may rely upon all statements or representations made by Borrower; and (ii) those Receivables designated as Eligible Receivables meet each requirement set forth below at the time any request for advance is provided to Lender.

A. The Eligible Receivables are genuine; are in all respects what they purport to be; and are evidenced by at least one executed original instrument, agreement, contract or document which has been or shall be delivered to Lender;

B. The Eligible Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

C. The amounts of the face value shown on any schedule of Receivables provided to Lender, and/or all invoices or statements delivered to Lender with respect to any Eligible Receivables, are actually and absolutely owing to Borrower and are not contingent for any reason;

D. No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of the Receivable;

E. No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender with respect thereto;

F. All Account Debtors in connection with Eligible Receivables: (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as become due;

G. Within Borrower's knowledge, no proceedings or actions are threatened or pending against any Account Debtor that might result in any material adverse change in the Account Debtor's financial condition;

H. The Eligible Receivables have not been assigned or pledged to any person or entity, other than Lender;

I. The goods giving rise to the Eligible Receivables are not, and were not at the time of the sale, rental and/or lease thereof, subject to any lien, claim, encumbrance or security interest except those of Lender, those removed or terminated prior to the date hereof or those subordinated to Lender's security interest, by a subordination and standstill agreement acceptable to Lender;

J. The End of Month Delinquency set forth in Section 12 of the Availability Report shall be delivered to Lender by Borrower hereunder as determined pursuant to the Aging Procedures and Eligibility Test (Schedule Section 1.14.D.).

6.   COVENANTS AND OTHER AGREEMENTS

6.1 AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, Borrower and Guarantor agree and covenant, jointly and severally, that they shall:

A. Pay or cause to be paid currently all of their expenses, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

B. Maintain, preserve, and protect the Collateral, including, but not limited to, keeping documents, instruments or other written records otherwise evidencing the Collateral in accordance with Section 3.11 hereof.

C. Furnish to Lender written notice as to the occurrence of any Default or Event of Default hereunder.

D. Furnish to Lender notice of: (i) any development related to the business, financial condition, properties or assets of Borrower or Guarantor, that would have or has a materially adverse effect on such business, financial condition, properties or assets, or ability to perform their obligations under this Agreement and (ii) any material and adverse litigation or investigation to which either of them may be a party.

E. Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and Borrower shall preserve its corporate existence, licenses or qualifications as a domestic corporation in the jurisdiction of its incorporation and as a foreign corporation in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign corporation necessary and the failure to be so qualified would have a material adverse effect on Borrower or its assets or business, and to maintain all other material corporate rights and franchises, provided, however, nothing herein shall be construed to prevent Borrower from closing any retail location in the good faith exercise of its business judgment.

F. Comply, and cause each affiliate to comply, with all statutes, governmental rules and regulations applicable to them.

G. Permit and authorize Lender, without notifying Borrower or Guarantor, to make such inquiries through business credit or other credit reporting services concerning Borrower or Guarantor as Lender shall deem appropriate.

H. Provide Lender with evidence of insurance issued by a reputable carrier, as reasonably required by Lender. This insurance shall reflect Lender as a loss payee or additional insured, as required by Lender, and contain a provision that Lender shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance. Borrower shall maintain insurance, with respect to all Inventory, in an amount equal to or greater than the cost of such Inventory.

6.2. NEGATIVE COVENANTS. During the term of this Agreement and until the Indebtedness has been paid in full, Borrower and Guarantor covenant and agree that they shall not, without Lender's prior written consent, which consent shall not be unreasonably withheld, do any of the following:

A. Incur or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest with respect to the Collateral now owned or hereafter acquired by Borrower, except liens in favor of Lender.

B. Delegate, transfer or assign any of their obligations or liabilities under this Agreement, or any part thereof, to any other person or entity.

C. Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or entity; (iii) any sale, transfer, conveyance or lease of all or substantially all of Borrower's assets or properties; or (iv) any sale or assignment with or without recourse of any Receivables. Notwithstanding the foregoing to the contrary, the negative covenants set forth in sections (i), (ii) and (iii) in this Section 6.2.C., shall not restrict Borrower from participating in the acquisitions or mergers presented to Lender prior to the date hereof and such do not otherwise cause a Default hereunder.

D. Cause or take any of the following actions with respect to Borrower: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's outstanding securities, except in satisfaction of claims for indemnification against sellers of businesses; or (ii) purchase or acquire, directly or indirectly, any shares of capital stock, evidences of indebtedness or other securities of any person or entity.

E. Amend, supplement or otherwise modify Borrower's Articles of Incorporation or Bylaws which would have a material adverse effect on the condition and operations, prospects or financial condition of the Borrower.

F. Incur, assume or suffer to exist any debt (including capitalized leases) other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) Subordinated Debt, or (iv) other debt consented to in writing by Lender.

G. Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any person or entity, other than in the ordinary course of Borrower's business.

H. Amend, modify, or otherwise change in any material respect any material agreement, instrument, or arrangement (written or oral) by which Borrower, or any of its assets, are bound.

I. Allow Borrower to be managed, directly or indirectly, by any person or entity other than the senior management that controls the management of Borrower as of the date hereof, or any replacements thereof reasonably satisfactory to Lender.

J. Permit the Leverage Ratio to be more than the Leverage Ratio Limit  (Schedule
Section 6.2.A.).

K. Permit the Net Income to be less than the Minimum Net Income requirement (Schedule Section 6.2.B.).

L. Make or allow Distributions, in the aggregate, to exceed the distributions limitation (Schedule Section 6.2.C.); provided, however, that no Distribution shall be made, at any time that a Default or an Event of Default shall exist, without waiver in writing by Lender.

M. With respect to First Choice, have cash sales of more than ten percent (10%) of retail sales per calendar month.

N. With respect to First Choice, request a duplicate certificate of title or similar document, without the prior written consent of Lender.

6.1. REPORTING  REQUIREMENTS AND ACCOUNTING  PRACTICES. Borrower shall maintain
(i) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (ii) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of Borrower to comply with GAAP.

6.2. PLEDGE OF RECEIVABLES. Borrower hereby agrees to pledge all Receivables and deliver documentation evidencing such Receivables (the original contract or agreement that evidences Account Debtor's primary payment obligation to Borrower ("Payment Agreement") and a certificate of title or application therefore in the name of Account Debtor, with the Borrower as the only secured party, of the collateral that secures such payment obligation to Lender ["Certificate of Title"]), no less often than on the twentieth (20th) day of each calendar month during the term of this Agreement. If such evidence of title of the collateral securing a pledged Receivable is not delivered to Lender with the original Receivable documentation, Borrower shall deliver evidence that such original title has been applied for in the name of the respective Account Debtor with Borrower as the only secured party ("White Slip"), in a form and substance satisfactory to Lender, and such evidence of title shall be delivered to Lender not later than fifteen (15) days after such evidence of title is received by
Borrower. Any Receivable for which Borrower has not delivered the original Payment Obligation and the Certificate of Title or White Slip, such Receivables shall not be an Eligible Receivable hereunder, until such delivery is made. Borrower will deliver monthly, with the delivery of the documentation evidencing the Receivables above, a "Vehicle Title Exception Report" listing all Certificates of Titles which have not been received by Lender or are due from the appropriate state motor vehicle department.

6.3 ACCOUNT DEBTORS' ADDRESSES. Borrower agrees to furnish to Lender from time to time, promptly upon request, a list of all Account Debtors' names and their most current addresses. Borrower agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of Borrower and during the continuance of an Event of Default in the name of Lender or such other name as Lender may choose.

6.4 FINANCIAL REPORTS. Borrower shall furnish to Lender the following financial statements and reports, in a form satisfactory to Lender:

A. As soon as practicable and in any event mailed within twenty (20) days after the end of each fiscal month: (i) "Availability Report," in the form and substance of Exhibit "D" attached hereto; (ii) Statement of Accounts Receivable showing the detailed aging of each Receivable according to the procedures (Schedule Section 1.14.D.); (iii) a monthly Profit and Loss Statement and Balance Sheet, certified by Borrower's chief financial officer or equivalent duly elected officer of Borrower; (iv) Schedule of Receivables and Assignment in the form and substance of Exhibit "E" attached hereto; and (v) with respect to First Choice's inventory, weekly availability reports (reflecting additions and deletions), with the original title (open status), the purchase invoice and applicable Black Book valuation of each vehicle, and monthly availability report (as a summary of the weekly reports) with a detailed aging of all inventory by location.

B. Within one hundred twenty (120) days after the end of each of Borrower's fiscal years, annual financial statements, or consolidated statements, as the case may be, of Borrower prepared in accordance with GAAP, consistently applied and certified by its chief financial officer or equivalent duly elected officer. The financial statements shall consist of a balance sheet as of the end of such fiscal year and comparative statements of earnings, cash flows, and change in stockholders' equity for such fiscal year (Schedule Section 6.6.).

C. With reasonable promptness, such other financial data as Lender may reasonably request, including but not limited to tax returns, business plans and reports.

Together with each delivery of financial  statements  required by subsections
A, B and C above, Borrower shall deliver to Lender and shall cause each of its subsidiaries to deliver to Lender, if requested by Lender, a certificate in form satisfactory to Lender, certifying that no Default or Event of Default exists under this Agreement as of the date of such certificate, or if a Default or an Event of Default exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

6.5.  FINANCIAL  STATEMENTS  OF  GUARANTORS. Each of the  Guarantors  (Schedule
Section 1.17.) shall furnish to Lender annual financial statements in form reasonably satisfactory to Lender and certified by such Guarantor and a copy of each Guarantor's Federal Income Tax Return (including all schedules thereto and amendments thereof) filed during the term hereof, within thirty (30) days of the filing of the same.

6.6 NOTICE OF CHANGES. Borrower shall promptly notify Lender in writing of any change of its officers, directors or key employees; change of location of its principal offices, change of location of any of its principal assets; any acquisition, disposition or reorganization of any corporate subsidiary, affiliate or parent of Borrower; change of Borrower's name; death or withdrawal of any partner (if Borrower is a partnership); any sale or purchase out of the regular course of Borrower's business; litigation of which Borrower or a Guarantor is a party; and any other material change in the business or financial affairs of Borrower.

7.   EVENTS OF DEFAULT AND REMEDIES

7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

A. If any payment of principal or interest or any other amount due Lender is not paid within five (5) days after the same shall be due and payable.

B. If Borrower or Guarantor fails or neglects to perform, keep or observe any of the terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated by this Agreement or if any representation, warranty or certification made by Borrower herein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter, and the same is not cured to Lender's satisfaction within ten
(10) days after Lender has given written notice to Borrower identifying such Default, provided that if such Default can be reasonably cured within thirty
(30) days after Lender has given written notice to Borrower identifying such Default, Borrower shall have thirty (30) days after Lender has given written notice to Borrower identifying such Default, provided Borrower is continuously and diligently pursuing such cure during such thirty (30) days.

C. If the validity or enforceability of any lien, charge, security interest, mortgage, pledge or other encumbrance granted to Lender to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other lien, charge, security interest, mortgage, pledge or other encumbrance shall be created or imposed upon the Collateral unless such lien, charge, security interest, mortgage, pledge or other encumbrance is subordinate to that of Lender, pursuant to a subordination and standstill agreement in a form and substance acceptable to Lender.

D. If any judgment against Borrower not covered by insurance in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00), or any attachment or other levy against the properties or assets of Borrower with respect to a claim for any amount in excess of Twenty-Five Thousand Dollars ($25,000.00), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

E. Default in the payment of any sum due under any instrument of indebtedness for borrowed money, in the aggregate outstanding balance in excess of One Hundred Thousand Dollars ($100,000.00), owed by Borrower or any Guarantor to any person, or any other default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the board of directors or manage the business of Borrower or any Guarantor.

F. If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without Borrower's or Guarantor's consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of Borrower or Guarantor or of the whole or any substantial part of its properties or assets, or approving a petition filed against Borrower or Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty
(30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against Borrower or Guarantor and such petition shall not be dismissed within thirty (30) days.

G. An event shall occur which shall have a material adverse affect on the operations or financial condition of the Borrower or Guarantor.

H. If either Borrower or Guarantor shall: (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) make an assignment for the benefit of their creditors;
(iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated; (vii) admit in writing either of their inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or (ix) take any action, corporate or otherwise, for the purpose of any of the foregoing.

I. Any of the following shall occur: (i) entry of a court order that enjoins, restrains or in any way prevents Borrower from conducting all or any material part of its business affairs in the ordinary course of business or (ii) withdrawal or suspension of any license or authority required for the conduct of any material part of Borrower's business.

J. If any Guarantor gives notice of termination or terminates its liability pursuant to the Guaranty Agreement executed in conjunction with this Agreement.

7.2. ACCELERATION OF THE INDEBTEDNESS. During the continuance of an Event of Default, the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to Lender hereunder may, at the option of Lender and without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collecting, grace, notice and protest or a legal process of any kind, all of which are hereby expressly waived, be declared, and immediately shall become due and payable.

7.3. LOUISIANA CONFESSION OF JUDGMENT. In the event that Borrower is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement:

A. Borrower hereby confesses judgment, up to the full amount of principal, interest and attorney's fees and for any sums that Lender may advance during the life of this Agreement for the payment of premiums of insurance, taxes and assessments or for the protection and preservation of this Agreement as authorized elsewhere in this Agreement, and does by these presents, consent, agree and stipulate that, in the event of any payment of principal or interest due hereunder not being promptly and fully paid when the same becomes due and payable, or in the event of failure to comply with any of the obligations set forth herein, the Indebtedness shall, at the option of Lender become due and payable, and it shall be lawful for Lender, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Collateral herein secured to be seized and sold by executory process issued by any competent court or to proceed with enforcement of its security interest in any other manner provided by law; and

B. Borrower hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723, and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay according by Articles 2639 and 2721, Louisiana Code of Civil Procedure, and all other laws conferring the same; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure, and all other laws conferring the same; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure, and all other laws conferring the same; and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and all other Articles not specifically mentioned above; and Borrower expressly agrees to the immediate seizure of the Collateral in the event of suit thereon.

7.4 REMEDIES. During the continuance of an Event of Default,  Lender shall have
the  following  rights  and  remedies,   which  individual   remedies  shall  be
non-exclusive, cumulative and in addition to each and every other remedy set forth in the Loan Documents or in this Agreement:

A. All of the  rights  and  remedies  of a  secured  party  under  the  Uniform
Commercial Code as enacted in the State of Arizona, as amended, or other applicable law.

B. The right, to the fullest extent permissible by law, to: (i) enter upon the premises of Borrower, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in Lender's reasonable discretion.

C. The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. The requirement of reasonable notice to Borrower of the time and place of any public sale of the Collateral or of the time after which any private sale either by Lender or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

  Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender agrees to hold Borrower harmless from any liability arising out of Lender's use of Borrower's premises, labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to advertising for sale, marshaling or selling the Collateral.

 Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrower to Lender. The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorney's fees, expert witness fees incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all payments, other than principal and interest, due under this Agreement; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

D. In the event that Borrower is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement, the right to cause all and singular the hereinabove described Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Lender may determine, to the highest bidder for cash.

E. The right to appoint or seek appointment of a receiver, custodian or trustee of Borrower or any of its properties or assets pursuant to court order.

F. The right to cease all advances hereunder.

G. All other rights and remedies that Lender may have at law or in equity.

7.5. NO WAIVER. No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Lender may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrower agrees that no waiver by Lender shall ever be legally effective unless such waiver shall be acknowledged and agreed in writing by Lender. No waiver of any Default or Event of Default shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Lender at any time and from to time of a partial payment or partial performance of any of Borrower's obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

7.6 APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and is continuing, all amounts received by Lender on account of any Indebtedness and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.4.C. hereof.

7.7   APPOINTMENT  OF  LENDER  AS  ATTORNEY-IN-FACT.  Borrower   irrevocably
designates, makes, constitutes and appoints Lender (and all persons reasonably designated by Lender), with full power of substitution, as Borrower's true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower, and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in Borrower's or Lender's name, at no duty or obligation on Lender, do the following:

A. All acts and things necessary to fulfill Borrower's administrative duties pursuant to this Agreement, including, but not limited to, the execution of financing statements;

B. During the continuance any Default, all acts and things necessary to fulfill Borrower's obligations under this Agreement and the Loan Documents, except as set forth in Section 7.7.C below, at the cost and expense of Borrower.

C. In addition to, but not in limitation of the foregoing, at any time or times during the continuance of an Event of Default, Lender shall have the right: (i) to enter upon Borrower's premises and to receive and open all mail directed to Borrower and remove all payments to Borrower on the Receivables; however, Lender shall turn over to Borrower all of such mail not relating to Receivables; (ii) in the name of Borrower, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrower as set forth in this Agreement, Lender's rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon Borrower in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Receivables;
(v) settle, compromise, compound or adjust claims in respect of any Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to Borrower or other persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Receivables; (viii) endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Receivables that may come into Lender's possession; and (ix) sign Borrower's name on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors.

   The appointment of Lender as attorney-in-fact for Borrower is coupled with an interest and is irrevocable, until this Agreement is terminated, the Indebtedness has been paid in full and Lender's security interest in the Collateral has been terminated.

8.EXPENSES AND INDEMNITIES

8.1. REIMBURSEMENT FOR EXPENSES. Upon the occurrence of a Default, except as set forth in the Schedule Section 8.1., Borrower agrees to reimburse Lender, upon demand, for all reasonable out-of-pocket expenses (including costs of establishing and maintaining accounts or arrangements set forth in Section 3.10, attorney's fees, expert witness fees and legal expenses) incurred in connection with the evaluation of collateral, preservation of collateral, or collection of the Indebtedness.

8.2. LENDER'S EXPENSES AND ATTORNEY'S FEES. UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER AND GUARANTORS ALL OF LENDER'S ATTORNEY'S FEES AND REASONABLE COSTS AND EXPENSES INCURRED IN THE EXERCISE OF LENDER'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER HEREIN, EXPRESSED OR IMPLIED, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER, ACCOUNT DEBTORS OR OTHERS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE FOREGOING SHALL CONSTITUTE PART OF THE INDEBTEDNESS SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

8.3. GENERAL INDEMNIFICATION. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively "Claim" or "Claims") of any kind or nature whatsoever, asserted by any party other than Borrower, or with respect to Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender's obligations to Borrower, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to be caused by Lender's gross negligence or wilful misconduct.

9.    MISCELLANEOUS

9.1. NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to Lender, Borrower or Guarantors at its address and/or telecopy number as set forth in this Agreement or Schedule Section 9.1, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party.

    Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement, but subject to Borrower's reasonable approval as to the form, content and recipients thereof, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of Lender's business, at no cost to Borrower.

9.2. PARTICIPATIONS. Borrower and Guarantors acknowledge and agree that Lender may from time to time sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants. Borrower and Guarantors authorize Lender to disseminate any information it has pertaining to the
Indebtedness, including without limitation, complete and current credit information on Borrower and any of its principals and Guarantors, to any such participant or prospective participant.

9.3 SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements of Borrower (including without limitation, any agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and shall further survive until one (1) year and one (1) month after all of the Indebtedness is paid in full to Lender and all of Lender's obligations to Borrower under the Loan Documents are terminated.

9.4. NO OBLIGATION BEYOND MATURITY. Borrower agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

9.5. PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

9.6. PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. Borrower and Guarantor shall not assign any of their respective rights or obligations pursuant this Agreement.

9.7. NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

9.8. NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

9.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

9.10. SEVERABILITY OF PROVISIONS. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11. HEADINGS. The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.12. SCHEDULES AND EXHIBITS. Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth in Article 1 and in any Schedule are hereby incorporated into and made a part of this Agreement. Each reference in this Agreement and the Schedule hereto to any information or definitions contained in Article 1 or the Schedule shall mean and refer to the information or definitions as set forth in Article 1 and the Schedule unless the context specifically requires otherwise. Any terms used in Article 1 and in the Schedule which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Uniform Commercial Code as enacted in the State of Arizona to the extent the same are defined therein.

9.13. FURTHER INSTRUMENTS. Borrower and Guarantors shall from time to time execute and deliver, and shall cause each of Borrower's subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

9.14. LENDER'S EXPENSES AND ATTORNEY'S FEES. UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER AND GUARANTORS ALL OF LENDER'S ATTORNEY'S FEES AND REASONABLE COSTS AND EXPENSES INCURRED IN THE
EXERCISE OF LENDER'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER HEREIN, EXPRESSED OR IMPLIED, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER, ACCOUNT DEBTORS OR OTHERS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE FOREGOING SHALL CONSTITUTE PART OF THE INDEBTEDNESS SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

9.15. GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY BORROWER AND GUARANTOR AND ACCEPTED BY LENDER IN MARICOPA COUNTY, ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

9.16. JURISDICTION AND VENUE. TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER, GUARANTORS AND LENDER IRREVOCABLY AGREE THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF MARICOPA, STATE OF ARIZONA. BORROWER, GUARANTORS AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE SECTION 9.16 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

9.17 WAIVER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER'S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

9.18. ADVICE OF COUNSEL. BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE PROVISIONS CONTAINED IN SECTIONS 8.3, 9.15, 9.16, 9.17, 9.18, 9.19 and 9.20 HEREOF AND HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS' LENGTH NEGOTIATIONS.

9.19. WAIVER OF RIGHT TO TRIAL BY JURY. LENDER, BORROWER AND GUARANTORS HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; LENDER, BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.20. TIME OF ESSENCE Subject to any grace periods, cure periods or other such provisions herein, time is of the essence for the performance the obligations set forth in this Agreement and the Loan Documents.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWER:

FLORIDA FINANCE GROUP INC.


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Executive Vice President  (Date)

LIBERTY FINANCE COMPANY.


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Executive Vice President  (Date)

SMART CHOICE RECEIVABLES HOLDING COMPANY


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Assistant Vice President  (Date)

FIRST CHOICE AUTO FINANCE, INC.


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Assistant Vice President  (Date)


RANTORS:

SC HOLDINGS, INC.


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Assistant Vice President  (Date)

Smart Choice Automotive Group, Inc.


By: /s/ Charles D. Bonanno
---------------------------
Charles D. Bonanno, Assistant Vice President  (Date)


LENDER:

FINOVA CAPITAL CORPORATION,
a Delaware corporation



By: /s/ Stephen J. Thomas
--------------------------
Stephen J. Thomas, Vice President      (Date)

EXHIBIT "A"
                            REQUEST FOR ADVANCE FORM

                           FLORIDA FINANCE GROUP, INC.
                         FIRST CHOICE AUTO FINANCE, INC.

To:             FINOVA Capital Corporation
                13355 Noel Road
                Suite 800
                Dallas, Texas 75240


Re: Loan and Security Agreement (as amended from time to time, the "Loan Agreement"), dated as of ______________, by and among FINOVA Capital Corporation and FLORIDA FINANCE GROUP INC.

Date of Request:______________, 199__

     This Advance Request is delivered pursuant to Section 4.2 of the Loan Agreement. All terms defined in the Loan Agreement shall have the same meaning herein, except as expressly stipulated otherwise herein.

  I.  (i)  Total Receivables at Request Date:  ______________________

      (ii) Less:
           (A) Unearned finance charges/insurance/fees  (            )
           (B) Net Ineligible Receivables               (            )

               Total Eligible Receivables
               (I.(i) minus I.(ii)(A) and (B))          ______________

II.   (i)  Gross Availability:

           Advance Rate ________% x Total Eligible Receivables _______________

      (ii) Less Current Outstanding Balance of Indebtedness   (_______________)
      (iii)Net Availability (II.(i) minus II.(ii))             _______________
      (iv) Request for Advance                                 _______________

      Availability after Advance (II.(iii) minus II.(iv))      _______________

Borrower hereby certifies that:

a. upon making the Advance, the principal balance of the outstanding Advances made by the Lender shall be equal to or less than the lesser of (i) the Amount of Revolving Loan Credit Line or (ii) the Availability on Eligible Receivables.

b. the representations and warranties made in the Loan Agreement are true and correct in all material respects as of the date hereof;

c. no Event of Default or a Default has occurred and is continuing or would be caused by the Advance requested hereby;

d. Borrower has performed and complied in all material respects with all agreements and conditions required to be performed or complied with by it under the Loan Documents.

e. all necessary authorizations and approvals contemplated by the Loan Documents have been duly obtained and are in full force and effect; and

f. the proceeds of the requested Advance shall be used for the purposes set forth in Section 3.13 of the Loan Agreement.

                                        FLORIDA FINANCE GROUP, INC.
                                        FIRST CHOICE AUTO FINANCE, INC.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

EXHIBIT "B"

                           SAMPLE FINANCING STATEMENT

                    To be filed with the Secretary of State
                                of the State of


FINANCING STATEMENT

This Financing Statement is presented to a Filing Officer for filing pursuant to the _____ Uniform Commercial Code.

          1.   The name and address of the Debtor ("Debtor") is:
               ______________________________________
               ______________________________________
               ______________________________________

                Taxpayer Identification Number:______________________


          2.   The name and address of the Secured Party ("Secured Party") is:

                FINOVA Capital Corporation
                Dial Tower
                Dial Corporate Center
                Phoenix, Arizona 85077
                Attn:  Vice President - Law Department

          3. Debtor hereby grants a security interest to Secured Party in, and this Financing Statement covers, the following types of collateral whether now owned or hereafter acquired and wherever located ("Collateral"):

          A. All accounts and any other rights of Debtor to receive payment; including, without limitation, all loans, extensions of credit or Debtor's right to payment for goods sold or services rendered by Debtor and all chattel paper, instruments, contract rights and general intangibles, all of Debtor's right, remedies, security, liens, guaranties, or other contracts of suretyship with respect thereto, all deposits or other security or support for the obligation thereunder and credit and other insurance acquired by the obligor thereon or the Debtor in connection therewith;

          B. All Inventory, new or used, including, but not limited to, parts and accessories;

          C.   All bank accounts of Debtor;

          D. All monies, securities and property, now or hereafter held, received by, or entrusted to in the possession or under the control of Secured Party or a bailee of Secured Party;

          E. All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds (including but not limited to claims paid and premium refunds) of insurance policies referenced in Section A above; and


          F. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer programs, printouts and other computer materials and records) of Debtor evidencing or containing information regarding any of the foregoing.

     This Financing Statements covers all of the foregoing, whether located at those locations set forth on Exhibit "A" attached hereto and fully incorporated herein for all purposes; or elsewhere.



SECURED PARTY:                                  DEBTOR:
FINOVA CAPITAL CORPORATION


By:_____________________________                By:__________________________
     (Signature)                                     (Signature)
________________________________                _____________________________
     (Printed Name and Title)                   (Printed Name and Title)

EXHIBIT "C"

                                                              Rediscount Finance


                        REQUEST FOR RETURN OF COLLATERAL


To:     FINOVA Capital Corporation
        13355 Noel Road
        Suite 800
        Dallas, Texas 75240


From:   FLORIDA FINANCE GROUP INC.
        4037 66th Street North
        St. Petersburg, Florida 33709

By:     ____________________________    (Authorized Agent)

Please return the collateral you are holding on the following accounts which have been paid-out or renewed during the period from ____________________ to___________________________ ;


INSTRUCTIONS: Please list accounts in NUMERICAL ORDER and designate the reason for request (P/O - Paid Out; R - Renewed; L - Legal; C/O - Charge-off). Send this form to FINOVA; a copy shall be returned to you along with collateral requested.



Borrower       Loan/Account     Date of      Reason for    Name of Account
Branch         Number            Loan        Request       Debtor
Office

_______        ____________    _________     _________    _________________



The Collateral for the above loans and/or accounts is being returned to you.


Date Collateral Requested:___________________________
Date Collateral Mailed:______________________________

FINOVA Representative Responsible for
Return of Collateral: _______________________________
                         (Signature)  (Date)

FINOVA Managing Account Executive
Authorization for Return:____________________________
                         (Signature)  (Date)

                                                              Rediscount Finance

                              AVAILABILITY REPORT
                             (Per attached report)

                     SCHEDULE OF RECEIVABLES AND ASSIGNMENT

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assignor hereby assigns, transfers, sets over, and delivers in pledge to FINOVA Capital Corporation, (hereinafter called the "Assignee"), its successors or assigns, each and every of the Accounts, Notes, Security Agreements, Conditional Sale Contracts, Lease Agreements, Chattel Mortgages, Deeds of Trust, Contracts, Drafts, Acceptances, and other lien instruments, obligations, claims, chooses-in-action and receivables (hereinafter collectively designated as "Receivables") identified by account no._______ through no.______, inclusive, made/purchased during the period from ________________________ through _________________, inclusive, totaling $_______________ as evidenced by the individual notes/instruments and listing of the receivables assigned herein which is attached hereto with the same force and effect as if each account was individually listed and set forth hereon in detail, together with all right, title and interest of the undersigned in and to the same and in and to the merchandise, equipment and property described in the Receivables or thereto appertaining, and together with all monies owing or to become due thereon, and any and all notes, drafts, acceptances, evidences of indebtedness, contracts, mortgages, deeds of trust, liens, security, collateral, guaranties, rights, remedies and powers thereto relating or appertaining, and all proceeds of any of the foregoing, with full right and irrevocable power and authority in said assignee, and its assigns for sole benefit and use of said assignee and its assigns, at any and all times to collect, enforce, sue on, sell, transfer, assign, pledge, compromise and discharge the same, or otherwise deal therewith as the absolute property of the Assignee and its assigns. The term "Receivables" wherever used herein shall be deemed to also include any other receivables assigned to or acquired by Assignee in substitution or replacement of any of the original receivables or in addition thereto. All capitalized terms used, but not defined herein, shall have the respective meanings ascribed to such terms in that certain Loan and Security Agreement by and among FINOVA Capital Corporation, assignor and the guarantor named therein, dated ________, 199_ (the "Loan Agreement"). Reference is made to the Loan Agreement for a statement of additional terms, conditions and provisions with respect to the Receivables.

     And for value received, the undersigned hereby represents, covenants, and warrants to FINOVA Capital Corporation, its successors and assigns, that said receivables are genuine and in all respects what they purport to be; that the undersigned has no knowledge of any fact which would impair the validity of any said receivable; that said receivables are valid and subsisting and that the undersigned has good right to pledge and transfer the same; that the amounts owing thereon are not disputed by the Account Debtor; that the payment thereof is not contingent on the fulfillment of any warranties or conditions past or future; and that there is now owing by the Account Debtor named in each such receivable the total amount of unpaid balance as shown above and that the amount thereof is not subject to any dispute or counterclaims; and that the undersigned hereby warrants and represents that the Receivables assigned hereunder are Eligible Receivables as of the date hereof, as defined in the Loan Agreement. The undersigned further covenants and warrants that no prior transfer or assignment of any said receivables has been made.


                                   FLORIDA FINANCE GROUP INC.
                                   FIRST CHOICE AUTO FINANCE, INC.


Date:______________________        By:_______________________________
                                   Name:
                                   Title:

                        LISTING OF ASSIGNED RECEIVABLES
             (Attachment to Schedule of Receivables and Assignment)



ACCOUNT             TELEPHONE  RENEWAL(R)    TOTAL
NAME      ADDRESS   NUMBER     NEW LOAN(N)   PAYMENTS    TERM       PAYMENT

______    ________  ________   ___________   __________  _____    _________




                                FLORIDA FINANCE GROUP INC.



Date: ____________________      By:___________________________
                                Name:
                                Title: